EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-K/A (the “Report”) for the year ended July 31, 2004, as amended, each of the undersigned hereby certifies that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.
     A signed original of this written statement required by Section 906 has been provided to Professional Veterinary Products, Ltd. and will be retained by Professional Veterinary Products, Ltd. and furnished to the SEC or its staff upon request.

/s/ Lionel L. Reilly	September 7, 2005
Dr. Lionel L. Reilly
President/Chief Executive Officer

/s/ Neal B. Soderquist	September 7, 2005
Neal B. Soderquist Chief Financial Officer